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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nellcor Incorporated 1995 Merger Stock Incentive Plan) of our report dated July 27, 1994, which appears on page 35 of the 1994 Annual Report to Stockholders of Nellcor Incorporated, which is incorporated by reference in Nellcor Incorporated's Annual Report on Form 10-K for the year ended July 3, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of such Annual Report on Form 10-K.


                                        /s/ PRICE WATERHOUSE LLP
                                        ----------------------------------------
                                        Price Waterhouse LLP

San Francisco, California
September 7, 1995